HEI Exhibit 99.1

August 6, 2009

Contact:	Suzy P. Hollinger	(808) 543-7385 Telephone
	Manager, Treasury and Investor Relations	(808) 203-1155 Facsimile
E-mail: shollinger@hei.com

HEI’S SECOND QUARTER EARNINGS IMPACTED BY WEAK ECONOMIC CONDITIONS; CORE OPERATING IMPROVEMENTS EXPECTED TO HELP FUTURE EARNINGS

HONOLULU — Hawaiian Electric Industries, Inc. (NYSE—HE) today reported consolidated net income for common stock for the second quarter of 2009 of $15.5 million, or $0.17 per share, compared to $5.1 million, or $0.06 per share for the second quarter of 2008 which included after-tax charges of $35.6 million ($0.42 share) related to the successful strategic restructuring of the bank’s balance sheet in June 2008. Excluding those charges, second quarter 2008 net income for common stock was $40.7 million, or $0.48 per share.

“The performance of our companies continues to be impacted by difficult economic conditions and delayed regulatory action. We continue to work hard to position our company to weather this economic storm and emerge with stronger, improved performance. Our utility is making investments in critical reliability projects and has sought timely cost recovery and return on those investments. As a result of these efforts, the utility received partial interim rate relief on August 3 from the Public Utilities Commission for our Oahu operations. Further rate relief, regulatory reforms and inclusion of major capital additions into rates are possible near year-end and are necessary for the utility to achieve industry-typical returns. At the bank, net interest margin expanded again in the second quarter to 4.16%. In addition, bank management continues to reduce the bank’s cost structure to help offset rising credit costs, with plans now to lower its current run rate for noninterest expense1 by an additional $10-15 million annually by the end of 2010,” said Constance H.

[1]

The current noninterest expense run rate is based upon annualized second quarter of 2009 adjusted noninterest expense. Refer to the accompanying schedules on page 17 of this release for reconciliation of noninterest expense based on U.S. generally accepted accounting principles to adjusted noninterest expense.

Hawaiian Electric Industries, Inc. News Release

August 6, 2009

Lau, HEI president and chief executive officer. “Although we had previously expected higher earnings at the utility in the second half of this year, the delay in recovery of CT-1 and deferral of regulatory reforms have pushed out the timing of expected improvement in utility earnings. The partial interim rate relief combined with expense controls should keep utility earnings for the second half consistent with the first half of 2009. Strong bank revenue and further reductions in bank noninterest expenses are expected to continue to help offset elevated credit costs in the second half of the year,” added Lau.

UTILITY RESULTS

Electric utility net income for common stock for the second quarter of 2009 was $15.5 million compared with $27.4 million in the second quarter of 2008. Lower net income was primarily due to lower electric sales and higher operations and maintenance (O&M) expenses.

Kilowatthour sales were down 3.1% compared with the same quarter of 2008, impacting utility net income by an estimated $3.4 million. “As expected, the soft economy and continuing positive efforts by Hawaii residents and businesses to conserve energy lowered sales in the quarter compared with the second quarter of 2008,” said Lau.

O&M expenses were up $9.2 million or 11% quarter-over-quarter as a result of higher production overhaul costs, moderate increases in bad debt expense, planned higher transmission and distribution maintenance required to support aging facilities, and new renewable energy initiatives in support of the Hawaii Clean Energy Initiative. The O&M increases were partially offset by cost reduction measures implemented during the year, including a general freeze on executive salary levels and an ongoing program to achieve cost savings in contracted services. Delays in some renewable energy initiatives and other targeted reductions in O&M expenses are being implemented in response to delays in regulatory recovery. O&M expenses for the year are expected to be approximately 10% higher than 2008, somewhat lower than previously expected, but in line with the partial interim rate relief recently received.

On July 2, 2009, the Public Utilities Commission of the State of Hawaii (PUC) issued an interim decision and order in HECO’s 2009 test year rate case proceeding, and on August 3, 2009, the PUC allowed HECO to implement an interim increase in annual

Hawaiian Electric Industries, Inc. News Release

August 6, 2009

revenues of $61.1 million, or a 4.7% increase. The PUC has scheduled an evidentiary hearing commencing October 26, 2009 to consider the remaining approximately $19 million of interim rate relief that HECO continues to seek in its 2009 test year rate case, as well as the items that were not settled as part of the stipulation agreement with the parties to the case. The additional interim rate relief includes recovery for a new generating unit which has completed all utility requirements for system operations.

BANK RESULTS

Bank net income for the second quarter of 2009 was $4.0 million, compared to a net loss of $18.1 million for the same quarter last year. Second quarter 2008 net losses included after-tax charges of $35.6 million related to the bank’s balance sheet restructuring, which returned $55 million of capital to HEI. Excluding last year’s restructuring charges, bank second quarter 2008 net income was $17.5 million. Provision for loan losses remained elevated, negatively impacting second quarter results, partially offset by continued strong profitability of the bank’s core business and its continued focus on performance improvement to lower noninterest expenses.

“We continue to be pleased with the bank’s performance during this economic downturn and tough part of the credit cycle. While the provision for loan losses has increased, the bank’s performance improvement initiative is progressing well, helping offset the increased provision in the near-term and improve the bank’s long-term fundamental earnings power once we are through this credit cycle. In addition, the bank continues to be well capitalized with a strong Tier-1 core leverage ratio of 8.7% at the end of the quarter,” said Lau.

Net interest income in the second quarter of 2009 was $50.4 million compared to $52.6 million in the second quarter of 2008, but on a much smaller average balance sheet than a year ago from the bank balance sheet restructuring. Lower average earning asset balances of $4.9 billion compared to $6.3 billion in the second quarter of 2008 and lower yields on loans and mortgage-related securities were offset in large part by lower funding costs. Net interest margin grew to 4.16% in the second quarter of 2009, compared with 4.11% in the first quarter of 2009 and 3.36% in the second quarter of 2008. The 80 basis point expansion from the second quarter of 2008 was primarily a result of the balance sheet restructuring.

Hawaiian Electric Industries, Inc. News Release

August 6, 2009

The bank recorded a $13.5 million provision for loan losses for the second quarter of 2009 compared with $8.3 million in the first quarter of 2009 and $1.2 million in the second quarter of 2008. The provision in the second quarter of 2009 reflected additional provision for a single commercial credit the bank began providing for in the first quarter, an increase in nonperforming residential lot loans and higher residential mortgage and consumer loan delinquencies.

Noninterest income for the second quarter of 2009 was $13.0 million, which included $5.6 million for the other-than-temporary-impairment of certain private-issue mortgage-related securities, compared with $1.5 million for the second quarter of 2008, which included $19.3 million of losses on sales of securities related to the balance sheet restructuring. The quarter-over-quarter increase in noninterest income was 781% on the basis of U.S. generally-accepted accounting principles (GAAP). On an adjusted basis, noninterest income grew 20% quarter over quarter Refer to the accompanying schedules on page 17 of this release for a reconciliation of noninterest income and expense based on U.S. generally accepted accounting principles to adjusted noninterest income and expense2.

Noninterest expense for the second quarter of 2009 was $44.4 million, compared with $83.9 million for the same period in 2008, which included $39.8 million of costs related to the early extinguishment of other borrowings to execute the balance sheet restructuring. The quarter-over-quarter decrease in noninterest expense was 47% on a GAAP basis. On an adjusted basis, noninterest expense was lower by 7% quarter over quarter2.

HOLDING AND OTHER COMPANIES’ RESULTS

The holding and other companies’ net losses were $4.0 million in the second quarter of 2009 compared with $4.2 million in the second quarter of 2008, reflecting lower borrowing costs and general and administrative expenses.

WEBCAST AND TELECONFERENCE

Hawaiian Electric Industries, Inc. will conduct a webcast and teleconference call to review its second quarter 2009 earnings on Friday, August 7, 2009, at 8:00 a.m. Hawaii time (2:00 p.m. Eastern time). The event can be accessed through HEI’s website at

[2]

Refer to the accompanying schedules on page 17 of this release for a reconciliation of noninterest income and expense based on U.S. generally accepted accounting principles to adjusted noninterest income and expense.

Hawaiian Electric Industries, Inc. News Release

August 6, 2009

http://www.hei.com or by dialing (800) 299-0148, passcode: 98667926 for the teleconference call.

An online replay of the webcast will be available at the same website beginning about two hours after the event. Replays of the teleconference call will also be available approximately two hours after the event through August 21, 2009, by dialing (888) 286-8010, passcode: 77389401.

HEI supplies power to over 400,000 customers or 95% of Hawaii’s population through its electric utilities, Hawaiian Electric Company, Inc., Hawaii Electric Light Company, Inc. and Maui Electric Company, Limited and provides a wide array of banking and other financial services to consumers and businesses through American Savings Bank, F.S.B., one of Hawaii’s largest financial institutions.

Hawaiian Electric Industries, Inc. News Release

August 6, 2009

EXPLANATION OF HEI’S USE OF CERTAIN UNAUDITED NON-GAAP FINANCIAL MEASURES

HEI and bank management use certain non-GAAP measures in their evaluation of the bank’s performance and believe the presentations of such financial measures on this basis provide useful supplemental information and a clearer picture of the bank’s operating performance, and are a better indicator of the bank’s ongoing core operating activities. Management utilizes non-GAAP financial measures of noninterest income and expense in the calculation of certain of the bank’s ratios, such as (i) efficiency, (ii) pretax, preprovision income, and (iii) return on average assets to analyze on a consistent basis and over a longer period of time the performance of the bank’s core operating activities. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of others in the financial services industry.

Certain reconciling items—including balance sheet restructuring charges, professional services, real estate lease breakage, severance, FISERV conversion costs, technology write-offs, and prepayment penalties on early extinguishment of debt—are being incurred pursuant to the bank management’s performance improvement initiative which was announced in June 2008 and is expected to conclude by the end of 2010. These costs are being incurred with the objective of increasing the bank’s operating efficiency and profitability. Accordingly, bank management believes that these costs will remain temporarily elevated while the performance improvement project is being executed and will be reduced or eliminated once the project has ended. See schedule on page 17 of this release for a tabular reconciliation between the bank’s GAAP and non-GAAP measures.

Reported noninterest income is being adjusted by an insurance recovery and a gain on sale of securities. Bank management believes that it would not be appropriate to assume that the bank would realize material insurance recoveries and gains on a quarterly basis.

Likewise, bank management also adds back to noninterest income charges related to the other-than-temporary impairment (OTTI) of mortgage-related securities because of the material nature of the charge and the unpredictability of when those charges might occur in the future. The bank incurred material OTTI in the fourth quarter of 2008 and the second of 2009, impacting the comparability of noninterest income for those quarters with the linked quarters

Hawaiian Electric Industries, Inc. News Release

August 6, 2009

and the same quarters of the previous year. Management believes that adjusting noninterest income to exclude the effects of OTTI helps the comparability of noninterest income quarter to quarter and quarter over quarter.

Lastly, management adjusts noninterest expense to exclude a special assessment levied by the Federal Deposit Insurance Corporation (FDIC) pursuant to the FDIC’s plan to recapitalize the deposit insurance fund. While the FDIC may make future special assessments pursuant to this plan, bank management believes that it would not be appropriate to assume that the bank would incur these special assessments on a quarterly basis. Further, excluding the FDIC charge is consistent with the financial measures used by other banks and enhances the comparison of operating performance.

Limitations associated with utilizing non-GAAP measures are the risks of disagreement over the appropriateness of adjustments comprising these measures and that other companies might calculate these measures differently. Management addresses these limitations by providing detailed reconciliations between GAAP information and non-GAAP measures. See reconciliation on page 17.

Hawaiian Electric Industries, Inc. News Release

August 6, 2009

FORWARD-LOOKING STATEMENTS

This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as expects, anticipates, intends, plans, believes, predicts, estimates or similar expressions. In addition, any statements concerning future financial performance (including future revenues, expenses, earnings or losses or growth rates), ongoing business strategies or prospects and possible future actions, which may be provided by management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and assumptions about HEI and its subsidiaries, the performance of the industries in which they do business and economic and market factors, among other things. These forward-looking statements are not guarantees of future performance.

Forward-looking statements in this release should be read in conjunction with the “Forward-Looking Statements” discussion (which is incorporated by reference herein) set forth on pages iv and v of HEI’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, and in HEI’s future periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements. Forward-looking statements speak only as of the date of this release.

###

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three months ended June 30,		Six months ended June 30,		Twelve months ended June 30,
(in thousands, except per share amounts)	2009	2008	2009	2008	2009	2008
Revenues
Electric utility	$450,417	$688,121	$912,214	$1,312,010	$2,460,554	$2,477,934
Bank	75,499	85,950	157,531	191,794	324,290	405,303
Other	(15)	(16)	(47)	(132)	102	2,067

	525,901	774,055	1,069,698	1,503,672	2,784,946	2,885,304

Expenses
Electric utility	418,254	632,725	848,982	1,205,631	2,312,342	2,282,751
Bank	69,993	116,942	134,904	199,423	267,082	367,044
Other	2,599	2,786	6,099	6,270	14,000	13,279

	490,846	752,453	989,985	1,411,324	2,593,424	2,663,074

Operating income (loss)
Electric utility	32,163	55,396	63,232	106,379	148,212	195,183
Bank	5,506	(30,992)	22,627	(7,629)	57,208	38,259
Other	(2,614)	(2,802)	(6,146)	(6,402)	(13,898)	(11,212)

	35,055	21,602	79,713	92,348	191,522	222,230

Interest expense–other than on deposit liabilities and other bank borrowings	(17,910)	(18,186)	(35,743)	(37,435)	(74,450)	(76,198)
Allowance for borrowed funds used during construction	1,727	835	3,349	1,597	5,493	2,965
Allowance for equity funds used during construction	4,120	2,105	7,725	4,006	13,109	6,791

Income before income taxes	22,992	6,356	55,044	60,516	135,674	155,788
Income taxes	7,040	747	18,224	20,467	46,735	54,329

Net income	15,952	5,609	36,820	40,049	88,939	101,459
Less net income attributable to noncontrolling interest-preferred stock of subsidiaries	473	473	946	946	1,890	1,890

Net income for common stock	$15,479	$5,136	$35,874	$39,103	$87,049	$99,569

Basic earnings per common share	$0.17	$0.06	$0.39	$0.47	$0.99	$1.20

Diluted earnings per common share	$0.17	$0.06	$0.39	$0.47	$0.99	$1.20

Dividends per common share	$0.31	$0.31	$0.62	$0.62	$1.24	$1.24

Weighted-average number of common shares outstanding	91,384	84,052	90,996	83,762	88,220	83,249

Adjusted weighted-average shares	91,494	84,155	91,088	83,822	88,330	83,283

Income (loss) by segment
Electric utility	$15,495	$27,432	$29,627	$52,017	$69,585	$93,070
Bank	4,021	(18,093)	14,903	(3,517)	36,247	25,412
Other	(4,037)	(4,203)	(8,656)	(9,397)	(18,783)	(18,913)

Net income for common	$15,479	$5,136	$35,874	$39,103	$87,049	$99,569

This information should be read in conjunction with the consolidated financial statements and the notes thereto for the year ended December 31, 2008 (included in HEI’s Form 8-K dated June 9, 2009) and the consolidated financial statements and the notes thereto in HEI's Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009 (when filed). Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(dollars in thousands)	June 30, 2009	December 31, 2008
Assets
Cash and equivalents	$265,143	$182,903
Federal funds sold	788	532
Accounts receivable and unbilled revenues, net	212,358	300,666
Available-for-sale investment and mortgage-related securities	621,740	657,717
Investment in stock of Federal Home Loan Bank of Seattle	97,764	97,764
Loans receivable, net	3,852,605	4,206,492
Property, plant and equipment, net of accumulated depreciation of $1,908,140 and $1,851,813	3,026,621	2,907,376
Regulatory assets	531,708	530,619
Other	317,747	328,823
Goodwill, net	82,190	82,190

	$9,008,664	$9,295,082

Liabilities and stockholders’ equity
Liabilities
Accounts payable	$162,836	$183,584
Deposit liabilities	4,168,708	4,180,175
Short-term borrowings—other than bank	55,000	—
Other bank borrowings	388,858	680,973
Long-term debt, net—other than bank	1,214,733	1,211,501
Deferred income taxes	159,069	143,308
Regulatory liabilities	300,450	288,602
Contributions in aid of construction	314,369	311,716
Other	808,602	871,476

	7,572,625	7,871,335

Stockholders’ equity
Common stock, no par value, authorized 200,000,000 shares; issued and outstanding: 91,561,514 shares and 90,515,573 shares	1,246,828	1,231,629
Retained earnings	194,018	210,840
Accumulated other comprehensive loss, net of tax benefits	(39,100)	(53,015)

Common stock equity	1,401,746	1,389,454
Preferred stock, no par value, authorized 10,000,000 shares; issued: none	—	—
Noncontrolling interest: cumulative preferred stock of subsidiaries— not subject to mandatory redemption	34,293	34,293

	1,436,039	1,423,747

	$9,008,664	$9,295,082

This information should be read in conjunction with the consolidated financial statements and the notes thereto for the year ended December 31, 2008 (included in HEI’s Form 8-K dated June 9, 2009) and the consolidated financial statements and the notes thereto in HEI's Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009 (when filed).

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries

CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

Six months ended June 30	2009	2008
(in thousands)
Cash flows from operating activities
Net income	$36,820	$40,049
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation of property, plant and equipment	76,999	75,733
Other amortization	2,484	4,203
Provision for loan losses	21,800	2,055
Loans receivable originated and purchased, held for sale	(291,500)	(114,591)
Proceeds from sale of loans receivable, held for sale	322,692	124,526
Net loss (gain) on sale of investment and mortgage-related securities	(44)	17,388
Other-than-temporary impairment of available-for-sale mortgage-related securities	5,581	—
Changes in deferred income taxes	3,973	(585)
Changes in excess tax benefits from share-based payment arrangements	318	(613)
Allowance for equity funds used during construction	(7,725)	(4,006)
Changes in assets and liabilities
Decrease (increase) in accounts receivable and unbilled revenues, net	88,308	(28,564)
Decrease (increase) in fuel oil stock	22,383	(69,254)
Increase (decrease) in accounts payable	(20,748)	45,874
Changes in prepaid and accrued income taxes and utility revenue taxes	(56,397)	(68,490)
Changes in other assets and liabilities	(24,633)	(6,327)

Net cash provided by operating activities	180,311	17,398

Cash flows from investing activities
Available-for-sale investment and mortgage-related securities purchased	(190,095)	(376,809)
Principal repayments on available-for-sale investment and mortgage-related securities	248,109	329,669
Proceeds from sale of available-for-sale investment and mortgage-related securities	44	1,291,609
Net decrease (increase) in loans held for investment	305,381	(29,359)
Capital expenditures	(175,092)	(101,976)
Contributions in aid of construction	4,917	7,263
Other	86	750

Net cash provided by investing activities	193,350	1,121,147

Cash flows from financing activities
Net decrease in deposit liabilities	(11,467)	(76,790)
Net increase in short-term borrowings with original maturities of three months or less	55,000	130,172
Net decrease in retail repurchase agreements	(24,592)	(20,380)
Proceeds from other bank borrowings	310,000	508,584
Repayments of other bank borrowings	(577,517)	(1,662,119)
Proceeds from issuance of long-term debt	3,168	14,802
Repayment of long-term debt	—	(50,000)
Changes in excess tax benefits from share-based payment arrangements	(318)	613
Net proceeds from issuance of common stock	8,786	15,473
Common stock dividends	(51,127)	(41,497)
Preferred stock dividends of noncontrolling interest	(946)	(946)
Decrease in cash overdraft	(962)	(8,582)
Other	(1,190)	477

Net cash used in financing activities	(291,165)	(1,190,193)

Net increase (decrease) in cash and equivalents and federal funds sold	82,496	(51,648)
Cash and equivalents and federal funds sold, beginning of period	183,435	209,855

Cash and equivalents and federal funds sold, end of period	$265,931	$158,207

This information should be read in conjunction with the consolidated financial statements and the notes thereto for the year ended December 31, 2008 (included in HEI’s Form 8-K dated June 9, 2009) and the consolidated financial statements and the notes thereto in HEI's Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009 (when filed).

Hawaiian Electric Company, Inc. (HECO) and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(dollars in thousands, except per barrel amounts)	2009	2008	2009	2008
Operating revenues	$447,836	$686,647	$907,121	$1,309,141

Operating expenses
Fuel oil	131,885	273,755	277,174	523,298
Purchased power	115,189	177,226	229,673	328,021
Other operation	63,181	59,422	125,578	115,001
Maintenance	29,431	23,990	55,594	47,603
Depreciation	36,425	35,401	72,849	70,835
Taxes, other than income taxes	41,975	62,371	87,710	119,857
Income taxes	8,727	17,094	17,271	32,472

	426,813	649,259	865,849	1,237,087

Operating income	21,023	37,388	41,272	72,054

Other income
Allowance for equity funds used during construction	4,120	2,105	7,725	4,006
Other, net	2,468	1,111	4,836	2,207

	6,588	3,216	12,561	6,213

Income before interest and other charges	27,611	40,604	53,833	78,267

Interest and other charges
Interest on long-term debt	11,945	11,810	23,857	23,534
Amortization of net bond premium and expense	682	639	1,357	1,270
Other interest charges	717	1,059	1,343	2,045
Allowance for borrowed funds used during construction	(1,727)	(835)	(3,349)	(1,597)

	11,617	12,673	23,208	25,252

Income before preferred stock dividends of HECO and subsidiaries	15,994	27,931	30,625	53,015
Less net income attributable to noncontrolling interest-preferred stock of subsidiaries	229	229	458	458

Income before preferred stock dividends of HECO	15,765	27,702	30,167	52,557
Preferred stock dividends of HECO	270	270	540	540

Net income for common stock	$15,495	$27,432	$29,627	$52,017

OTHER ELECTRIC UTILITY INFORMATION
Kilowatthour sales (millions)	2,400	2,476	4,631	4,885
Wet-bulb temperature (Oahu average; degrees Fahrenheit)	68.9	68.6	67.0	67.6
Cooling degree days (Oahu)	1,244	1,295	2,003	2,249
Average fuel oil cost per barrel	$50.69	$104.78	$55.19	$99.29

This information should be read in conjunction with the consolidated financial statements and the notes thereto for the year ended December 31, 2008 (included in HECO Exhibit 99.2 to HECO's Form 8-K dated June 9, 2009) and the consolidated financial statements and the notes thereto in HECO's Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009 (when filed). Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Hawaiian Electric Company, Inc. (HECO) and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except par value)	June 30, 2009	December 31, 2008
Assets
Utility plant, at cost
Land	$51,408	$42,541
Plant and equipment	4,419,824	4,277,499
Less accumulated depreciation	(1,796,263)	(1,741,453)
Construction in progress	293,812	266,628

Net utility plant	2,968,781	2,845,215

Current assets
Cash and equivalents	3,676	6,901
Customer accounts receivable, net	108,242	166,422
Accrued unbilled revenues, net	78,505	106,544
Other accounts receivable, net	7,716	7,918
Fuel oil stock, at average cost	55,332	77,715
Materials and supplies, at average cost	35,072	34,532
Prepayments and other	14,657	12,626

Total current assets	303,200	412,658

Other long-term assets
Regulatory assets	531,708	530,619
Unamortized debt expense	13,880	14,503
Other	59,413	53,114

Total other long-term assets	605,001	598,236

	$3,876,982	$3,856,109

Capitalization and liabilities
Capitalization
Common stock, $6 2/3 par value, authorized 50,000 shares; outstanding 12,806 shares	$85,387	$85,387
Premium on capital stock	299,210	299,214
Retained earnings	811,082	802,590
Accumulated other comprehensive income, net of income taxes	1,768	1,651

Common stock equity	1,197,447	1,188,842
Cumulative preferred stock – not subject to mandatory redemption	22,293	22,293
Noncontrolling interest – cumulative preferred stock of subsidiaries – not subject to mandatory redemption	12,000	12,000

Stockholders’ equity	1,231,740	1,223,135
Long-term debt, net	907,733	904,501

Total capitalization	2,139,473	2,127,636

Current liabilities
Short-term borrowings–nonaffiliates	55,000	—
Short-term borrowings–affiliate	45,604	41,550
Accounts payable	110,113	122,994
Interest and preferred dividends payable	16,158	15,397
Taxes accrued	158,565	220,046
Other	56,050	55,268

Total current liabilities	441,490	455,255

Deferred credits and other liabilities
Deferred income taxes	173,251	166,310
Regulatory liabilities	300,450	288,602
Unamortized tax credits	56,973	58,796
Retirement benefits liability	395,204	392,845
Other	55,772	54,949

Total deferred credits and other liabilities	981,650	961,502

Contributions in aid of construction	314,369	311,716

	$3,876,982	$3,856,109

This information should be read in conjunction with the consolidated financial statements and the notes thereto for the year ended December 31, 2008 (included in HECO Exhibit 99.2 to HECO's Form 8-K dated June 9, 2009) and the consolidated financial statements and the notes thereto in HECO's Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009 (when filed).

Hawaiian Electric Company, Inc. (HECO) and Subsidiaries

CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

Six months ended June 30	2009	2008
(in thousands)
Cash flows from operating activities
Income before preferred stock dividends of HECO and subsidiaries	$30,625	$53,015
Adjustments to reconcile income before preferred stock dividends of HECO and subsidiaries to net cash provided by operating activities
Depreciation of property, plant and equipment	72,849	70,835
Other amortization	5,502	4,303
Changes in deferred income taxes	7,264	(3,598)
Changes in tax credits, net	(1,321)	888
Allowance for equity funds used during construction	(7,725)	(4,006)
Changes in assets and liabilities
Decrease (increase) in accounts receivable	58,382	(26,612)
Decrease (increase) in accrued unbilled revenues	28,039	(8,709)
Decrease (increase) in fuel oil stock	22,383	(69,254)
Increase in materials and supplies	(540)	(2,704)
Increase in regulatory assets	(10,564)	(1,095)
Increase (decrease) in accounts payable	(12,881)	45,634
Changes in prepaid and accrued income and utility revenue taxes	(61,259)	(43,085)
Changes in other assets and liabilities	(3,542)	2,211

Net cash provided by operating activities	127,212	17,823

Cash flows from investing activities
Capital expenditures	(174,473)	(99,924)
Contributions in aid of construction	4,917	7,263
Other	—	733

Net cash used in investing activities	(169,556)	(91,928)

Cash flows from financing activities
Common stock dividends	(21,135)	(14,089)
Preferred stock dividends	(998)	(998)
Proceeds from issuance of long-term debt	3,168	14,802
Net increase in short-term borrowings from
nonaffiliates and affiliate with original maturities of three months or less	59,054	88,636
Decrease in cash overdraft	(962)	(8,582)
Other	(8)	—

Net cash provided by financing activities	39,119	79,769

Net increase (decrease) in cash and equivalents	(3,225)	5,664
Cash and equivalents, beginning of period	6,901	4,678

Cash and equivalents, end of period	$3,676	$10,342

This information should be read in conjunction with the consolidated financial statements and the notes thereto for the year ended December 31, 2008 (included in HECO Exhibit 99.2 to HECO's Form 8-K dated June 9, 2009) and the consolidated financial statements and the notes thereto in HECO's Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009 (when filed).

American Savings Bank, F.S.B. and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three months ended			Six months ended June 30,
(dollars in thousands)	June 30, 2009	March 31, 2009	June 30, 2008	2009	2008
Interest and dividend income
Interest and fees on loans	$55,363	$58,092	$61,747	$113,455	$125,212
Interest and dividends on investment and mortgage-related securities	7,143	7,676	22,729	14,819	47,180

	62,506	65,768	84,476	128,274	172,392

Interest expense
Interest on deposit liabilities	9,902	11,565	15,619	21,467	33,839
Interest on other borrowings	2,241	3,264	16,265	5,505	35,414

	12,143	14,829	31,884	26,972	69,253

Net interest income	50,363	50,939	52,592	101,302	103,139
Provision for loan losses	13,500	8,300	1,155	21,800	2,055

Net interest income after provision for loan losses	36,863	42,639	51,437	79,502	101,084

Noninterest income
Fees from other financial services	6,443	5,919	5,413	12,362	12,236
Fee income on deposit liabilities	7,462	6,711	6,767	14,173	13,561
Fee income on other financial products	1,628	1,044	1,639	2,672	3,443
Net gains (losses) on available-for-sale securities *	(5,537)	—	(18,323)	(5,537)	(17,388)

(includes impairment losses of $5,581, consisting of $18,522 of total other-than- temporary impairment losses, net of $12,941 of non-credit losses recognized in other comprehensive income, for the quarter and six months ended June 30, 2009)

Other income	2,997	2,590	5,978	5,587	7,550

	12,993	16,264	1,474	29,257	19,402

Noninterest expense
Compensation and employee benefits	17,991	19,360	19,039	37,351	37,279
Occupancy	5,922	5,129	5,390	11,051	10,787
Equipment	2,540	2,790	3,221	5,330	6,335
Services	3,801	3,418	4,170	7,219	9,843
Data processing	3,481	3,187	2,609	6,668	5,225
Loss on early extinguishment of debt *	60	41	39,843	101	39,843
Other expense	10,579	7,886	9,653	18,465	18,847

	44,374	41,811	83,925	86,185	128,159

Income (loss) before income taxes	5,482	17,092	(31,014)	22,574	(7,673)
Income taxes (benefit) *	1,461	6,210	(12,921)	7,671	(4,156)

Net income (loss)	$4,021	$10,882	$(18,093)	$14,903	$(3,517)

OTHER BANK INFORMATION (%)
Return on average assets	0.31	0.82	(1.09)	0.57	(0.10)
Return on average equity	3.41	9.16	(12.32)	6.30	(1.19)
Net interest margin	4.16	4.11	3.36	4.13	3.25
Net charge-offs to average loans outstanding (annualized)	1.31	0.20	0.13	0.74	0.09
Efficiency ratio	70	62	155	66	105

As of period end
Nonperforming assets to loans outstanding and real estate owned **	1.55	1.37	0.21
Allowance for loan losses to loans outstanding	1.09	1.04	0.73
Tier-1 leverage ratio	8.7	9.0	9.0

*	Net income included a $35.6 million after-tax charge related to ASB's balance sheet restructuring in June 2008. The $35.6 million is comprised of: (1) realized losses on the sale of mortgage-related securities and agency notes of $19.3 million included in "Noninterest income-Gain (loss) on sale of securities," (2) fees associated with the early retirement of other bank borrowings of $39.8 million included in "Noninterest expense-Loss on early extinguishment of debt" and (3) income tax benefits of $23.5 million included in "Income taxes."
**	Regulatory basis

This information should be read in conjunction with the consolidated financial statements and the notes thereto for the year ended December 31, 2008 (included in HEI Exhibit 13 to HEI’s Form 8-K dated June 9, 2009) and the consolidated financial statements and the notes thereto in HEI's Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009 (when filed). Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

American Savings Bank, F.S.B. and Subsidiaries

CONSOLIDATED BALANCE SHEETS DATA

(Unaudited)

](in thousands)	June 30, 2009	December 31, 2008
Assets
Cash and equivalents	$254,170	$168,766
Federal funds sold	788	532
Available-for-sale investment and mortgage-related securities	621,740	657,717
Investment in stock of Federal Home Loan Bank of Seattle	97,764	97,764
Loans receivable, net	3,852,605	4,206,492
Other	211,012	223,659
Goodwill, net	82,190	82,190

	$5,120,269	$5,437,120

Liabilities and stockholder’s equity
Deposit liabilities–noninterest-bearing	$750,487	$701,090
Deposit liabilities–interest-bearing	3,418,221	3,479,085
Other borrowings	388,858	680,973
Other	86,743	98,598

	4,644,309	4,959,746

Common stock	329,130	328,162
Retained earnings	181,135	197,235
Accumulated other comprehensive loss, net of tax benefits	(34,305)	(48,023)

	475,960	477,374

	$5,120,269	$5,437,120

This information should be read in conjunction with the consolidated financial statements and the notes thereto for the year ended December 31, 2008 (included in HEI Exhibit 13 to HEI’s Form 8-K dated June 9, 2009) and the consolidated financial statements and the notes thereto in HEI's Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009 (when filed).

American Savings Bank, F.S.B. and Subsidiaries

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(Unaudited)

	Quarters ended June 30,
($ in thousands)	2009	2008
Noninterest income
Per income statement—GAAP	$12,993	$1,474
Balance sheet restructuring charges	—	19,289
Other-than-temporary impairments of mortgage-related securities	5,581	—
Insurance recovery	—	(4,284)
Gain on sale of securities	—	(966)

Adjusted noninterest income	$18,574	$15,513

Noninterest expense
Per income statement—GAAP	$44,374	$83,925
Balance sheet restructuring charges	—	(39,843)
FDIC special assessment	(2,338)	—
Professional services	(1,238)	—
Real estate lease breakage	(1,180)	—
Severance	(393)	(397)
FISERV conversion costs	(159)	—
Technology write-off	(145)	(1,921)
Prepayment penalty on early extinguishment of debt	(60)	—

Adjusted noninterest expense	$38,861	$41,764

Other bank information
Efficiency ratio
Reported	70%	155%
Adjusted	56%	61%
Pretax, preprovision income (loss)
Reported	$18,982	$(29,859)
Adjusted	30,076	26,341
Return on assets
Reported	0.31%	(1.09)%
Adjusted	0.83%	0.95%